DECLARATION OF TRUST

                                       OF

                       INVESCO Institutional Series Trust


         THE DECLARATION OF TRUST OF INVESCO Institutional Series Trust is made the 9th day of July, 1987 by the parties signatory hereto, as trustees (such persons, so long as they shall continue in office in accordance with the terms of this Declaration of Trust, and all other persons who at the time in question have been duly elected or appointed as trustees in accordance with the provisions of this Declaration of Trust and are then in office, being hereinafter called the "Trustees").

                              W I T N E S S E T H:

         WHEREAS, the Trustees desire to form a trust fund under the laws of Massachusetts for the investment and reinvestment of funds contributed thereto; and

         WHEREAS, it is proposed that the beneficial interest in the trust assets be divided into transferable shares of beneficial interest which may, at the discretion of the Trustees, be divided into separate series (the "Series") as hereinafter provided;

         NOW, THEREFORE, the Trustees hereby declare that they will hold in trust, all money and property contributed to the trust fund to manage and dispose of the same for the benefit of the holders from time to time of the shares of beneficial interest issued hereunder and subject to the provisions hereof, to wit:

                                 ARTICLE I

                                 The Trust

         1.1. Name. The name of the trust created hereby (the "Trust," which term shall be deemed to include any Series of the Trust when the context requires) shall be INVESCO institutional Series Trust," and so far as may e practicable the Trustees shall conduct the activities of the Trust and execute




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all  documents  under  that  name,  which  name (and the word  "Trust"  wherever hereinafter used) shall refer to the trustees as Trustees, and no individually, and shall not refer to the officers, agents, employees or Shareholders of the Trust or any Series thereof. Each Series of the Trust which shall be established and designated pursuant to Sections 6.2, 6.2.1, or 6.2.2 shall conduct its activities under such name as the Trustees shall determine and set forth in the instruments establishing such Series. Should the Trustees determine that the use of the name of the Trust or any Series is not advisable, they may select such other name for the Trust or such Series as they deem proper and the Trust or Series may conduct its activities under such other name. Any name change shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth the new name. Any such instrument shall have the status of an amendment to this Declaration.

         1.2. Definitions. As used in this Declaration, the following terms shall have the following meaning:

         The terms "Affiliated Person," "Assignment," "Commission," "Interested Person," "Majority Shareholder Vote," (the 67% or 50% requirement of the third sentence of Section 2(a)(42) of the 1940 Act, whichever may be applicable) and "Principal Underwriter" shall have the meanings given them in the 1940 Act.

         "Declaration" shall mean this Declaration of Trust as amended from time to time. References in this Declaration to "Declaration," "hereof," "herein" and "hereunder" shall be deemed to refer to the Declaration rather than the article or section in which such words appear.

         "Fundamental Policies" shall mean the investment restrictions set forth in the Prospectus of any Series and designated as fundamental policies therein.

         "Person" shall mean and include individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          "Prospectus"  shall mean the  currently  effective  Prospectus  of any
Series   of   the   Trust  under  the  Securities Act  of  1933,  as  amended or



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supplemented,  including the Statement of Additional Information incorporated by reference therein.

         "Series" shall mean the separate series of Shares that may be established and designated pursuant to Sections 6.2, 6.2.1, or 6.2.2.

         "Shareholders" shall mean as of any particular time all holders of record of outstanding Shares at such time.

         "Shares" shall mean the equal proportionate transferable units of interest into which the beneficial interest in any Series of the Trust shall be divided from time to time and includes fractions of Shares as well as whole shares. All references to Shares shall be deemed to be Shares of any or all Series as the context may require.

         "Trustees" shall mean the signatories to this Declaration of Trust, so long as they shall continue in office in accordance with the terms hereof, and all other persons who at the time in question have been duly elected or appointed and have qualified as trustees in accordance with the provisions hereof and are then in office, and reference in this Declaration of Trust to a Trustee or Trustees shall refer to such person or persons in their capacity as Trustees hereunder.

         "Trust Property" shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust, any Series thereof or the Trustees.

         The "1940 Act" refers to the Investment Company Act of 1940 and the regulations promulgated thereunder, as amended from time to time.

                                   ARTICLE II

                                    Trustees

         2.1. Number and Qualification. The number of Trustees shall be fixed from time to time by written instrument signed by a majority of the Trustees then in office, provided, however, that the number of Trustees shall in no event




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be less than three or more than fifteen.  Any vacancy  created by an increase in
Trustees may, to the extent permitted by the 1940 Act, be filled by the appointment of an individual having the qualifications described in this Article made by a written instrument signed by a majority of the Trustees then in office. Any such appointment shall not become effective, however, until the individual named in the written instrument of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of this Declaration. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 2.4 hereof, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration. A Trustee shall be an individual at least 21 years of age who is not under legal disability. Trustees need not own Shares.

         2.2. Term of Office. Each Trustee shall (except in the event of resignations or removals or vacancies pursuant to Section 2.3 or 2.4 hereof) hold office until his successor has been elected and is qualified to serve as Trustee.

         2.3. Resignation and Removal. Any trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered or mailed to the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than the number required by Section 2.1 hereof) with cause, by the action of two-thirds of the remaining Trustees. Any Trustee may be removed, with or without cause, at any special meeting of the Shareholders by a vote of two-thirds of the outstanding Shares. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the successor Trustee or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any




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Trustee,  his legal  representative shall execute the deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

         2.4. Vacancies. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office, or removal of such Trustee. No such vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration. In the case of a vacancy, the Shareholders, acting at any meeting of Shareholders held in accordance with Section 11.2 hereof, or, to the extent permitted by the 1940 Act, a majority of the Trustees continuing in office acting by written instrument or instruments, may fill such vacancy, and any Trustee so elected by the Trustees shall hold office as provided in this Declaration.

         2.5. Meetings. Meetings of the Trustees shall be held from time to time upon the call of the chairman, the President, the Secretary or any two Trustees. Regular and special meetings o the Trustees may be held without call or notice at a time and place fixed by the By-laws or by resolution of the Trustees. Notice of any other meeting shall be mailed or otherwise given not less than 48 hours before the meeting but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or conveyed. The Trustees may act with or without a meeting in accordance with the By-laws. A quorum for all meetings of the Trustees shall be a majority of the Trustees. Unless provided otherwise in this Declaration of Trust, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consents of a majority of the Trustees.

         Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting in accordance with the By-laws. A quorum for all meetings of any such committee shall be a majority of the members thereof. Unless provided otherwise in this Declaration, any action of any such




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committee may be taken at a meeting by vote of a majority of the members present
(a quorum being present) or without a meeting by written consent of a majority of the members.

         With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons of the Trust within the meaning of
Section 1.2 hereof or otherwise interested in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent permitted by the 1940 Act.

         To the extent permitted by the 1940 Act, all or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to such communications systems shall constitute presence in person at such meeting.

         2.6. Officers. The Trustees shall annually elect a Chairman, President, Secretary and Treasurer. The Trustees may elect or appoint or request the Chairman or President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. The Chairman and the President shall be and any other officer may, but need not, be a Trustee.

         2.7. By-Laws. The Trustees may adopt and from time to time amend or repeal the By-Laws for the conduct of the business of the Trust.

                                   ARTICLE III

                               Powers of Trustees

         3.1. General. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust or any Series thereof to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right and with such powers of delegation as may be permitted by this Declaration. The Trustees may perform such acts as they determine from time to time, in their sole discretion, are proper for conducting the business of the Trust or any Series thereof. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.



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         3.2.     Investments.   The  Trustees  shall have power, subject to the
 Fundamental Policies, to:

                  (a) conduct, operate and carry on the business of an investment company;

                  (b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements and other securities, including, without limitation, those issued, guaranteed or sponsored by any state, territory or possession of the United States and the District of Columbia and their political sub-divisions, agencies and instrumentalities, or by the United States Government or its agencies or instrumentalities, or international instrumentalities, or by any bank, savings institution, corporation or other business entity organized under the laws of the United States and, to the extent provided in the Prospectus and not prohibited by the Fundamental Policies, organized under foreign laws; and to exercise any and all rights, powers and privileges of ownership ro interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with firms, associations or corporations to exercise any of said instruments; and the Trustees shall be deemed to have the foregoing powers with respect to any additional securities in which any Series of the trust may invest should the investment policies set forth in the Prospectus or the Fundamental Policies be amended from time to time.

         The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust or any Series, nor shall the trustees be limited by any law limiting the investments which may be made by fiduciaries.




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         3.3. Legal Title. Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust or any Series thereof, or in the name of any other Person as nominee, on such terms as the Trustees may determine, provided that the interest of the Trust or any Series thereof is appropriately protected. Any Trustees holding title to Trust Property shall be entitled to the benefits provided by the provisions for limitation of liability contained in this Declaration, including without limitation the provisions of
Section 5.1 hereof.

         The right, title and interest of the Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee upon his due election and qualification. Upon the resignation, removal or death of a Trustee he shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

         3.4. Issuance and Repurchase of Securities. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, Shares, including shares in fractional denominations, and, subject to the more detailed provisions set forth in Articles VIII and IX, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares, any funds or property of the applicable Series of the Trust whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts governing business corporations.

         3.5. Borrow Money. Subject to the Fundamental Policies, the Trustees shall have power to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust or any Series thereof, including the lending of portfolio securities,




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and to endorse,  guarantee,  or undertake  the  performance  of any  obligation, contract or engagement of any other person, firm, association or corporation.

         3.6. Delegation; Committees. The Trustees shall have power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient, and as may be permitted by the 1940 Act.

         3.7. Collection and Payment. The Trustees shall have power to collect all property due to the Trust or any Series thereof; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims, relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust or any Series thereof; and to enter into releases, agreements and other instruments.

         3.8. Expenses. The Trustees shall have power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration of Trust, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees. The Trustees may pay themselves such compensation or special services, including legal, underwriting, syndicating and brokerage services, as they in good faith may deem reasonable and reimbursement for expenses reasonably incurred by themselves on behalf of the Trust.

         3.9. Miscellaneous Powers. The Trustees shall have the power, without limitation, to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust or any Series thereof; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of Trust Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment adviser, distributors, selected dealers or independent contractors of the Trust or any Series thereof against all claims arising by reason of holding




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any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, and whether or not the Trust would have the power to indemnify such Person against such liability; (d)
establish  pension,  profit-sharing,   share  purchase,  and  other  retirement,
incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (e) make donations, irrespective of benefit to the Trust, for charitable, religious, educational, scientific, civic or similar purposes; (f) to the extent permitted by law, indemnify any Person with whom the Trust or any Series thereof has dealings, including any advisor, administrator, manager, distributor and selected dealers with respect to the Trust or any Series of the
trust,  to  such  extent  as  the  Trustees  shall   determine;   (g)  guarantee
indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust and the method in which its accounts shall be kept; and
(i) adopt a seal for the Trust but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

         3.10.Further Powers. The Trustees shall have power to conduct the business of the Trust or any Series thereof and carry on its operations in any and all of its branches and maintain offices both within and without the Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust or any Series thereof although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust or any Series thereof made by the Trustees in good faith shall be conclusive. In construing, the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. The Trustees will not be required to obtain any court order to deal with the Trust Property.






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                                  ARTICLE IV

               Advisory, Management and Distribution Arrangements


         4.1. Advisory and Management Arrangements. Subject to a Majority Shareholder Vote of the Trust, as required by the 1940 Act, the Trustees may in their discretion from time to time enter into advisory or management contracts whereby the other parties to such contracts shall undertake to furnish the Trustees advisory and management services with respect to one or more Series as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration of Trust, the Trustees may authorize any advisor or manager to the Trustees (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of portfolio securities of any Series of the Trust on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of any such advisor, administrator or manager, and in each such case such sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees.

         4.2. Distribution Arrangements. The Trustees may in their discretion from time to time enter into one or more contracts, providing for the sale of the Shares of the Trust or any Series of the Trust whereby the Trust may either agree to sell the Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article IV or the By-Laws; and such contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust and may provide that such other party may enter into selected dealer agreements with registered securities dealers to further the purpose of the distribution or repurchase of the Shares.

         4.3.  Parties to Contract.  Any contract of the character  described in
Section 4.1 or 4.2 of this Article IV or in Article VII hereof may be entered into with any corporation, firm, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such




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relationship, nor shall any person holding such relationship be liable merely by reason of such  relationship  for any loss or expense  to the Trust  under or by reason of said  contract  or  accountable  for any profit  realized  directly or
indirectly  therefrom,   provided  that  the  contract  when  entered  into  was
reasonable and fair and not inconsistent with the provisions of this Article IV or the By-Laws. The same person (including a firm, corporation, trust, or association) may be the other party to contracts entered into pursuant to Sections 4.1 and 4.2 above or Article VII, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 4.3.

         4.4.  Provisions and Amendments.  Any contract entered into pursuant to
Section 4.1 or 4.2 of this Article IV shall be consistent with and subject to the requirements of Section 15 of the 1940 Act with respect to its continuance in effect, its termination, and the method of authorization and approval of such contract or renewal thereof, and any amendment.

                                    ARTICLE V

                    Limitations of Liability of Shareholders
                               Trustees and Others

         5.1. No Personal Liability of Shareholders, Trustees, etc. No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust or any Series thereof. No Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever to any Person, other than the Trust or its Shareholders to the extent provided in Section 5.2, in connection with Trust Property or the affairs of the Trust or any Series thereof, save only that arising from his bad faith, willful misfeasance, gross negligence or reckless disregard of his duty to such Person; and all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust or any Series thereof. If any Shareholder, Trustee, officer, employee, or agent, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability, he shall not on account thereof, be held to any personal liability.




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The Trust shall  indemnify and hold each  Shareholder  harmless from and against all claims and liabilities, to which such Shareholder may become subject by reason of a claim or liability incurred by the Trust, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in
connection  with  any  such  claim  or  liability.   The   indemnification   and
reimbursement required by the preceding sentence shall be made only out of the assets of the one or more Series of which the Shareholder who is entitled to indemnification or reimbursement was a Shareholder at the time the act or event occurred which gave use to the claim against or liability of said Shareholder. The rights accruing to a Shareholder under this Section 5.1 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or
reimburse  a  Shareholder   in  any   appropriate   situation  even  though  not
specifically provided herein.

         5.2. Non-Liability of Trustees, etc. No Trustees, officer, employee or agent of the Trust shall be liable to the trust, any Series, its Shareholders, or to any Shareholder, Trustee, officer, employee, or agent thereof for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

         5.3. Mandatory Indemnification. (a) Subject to the exceptions and limitations contained in paragraph (b) below:

         (i) every person who is, or has been, a Trustee or officer of the Trust shall be indemnified by the Trust to the fullest extent permitted by law against all liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suite or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer and against amounts paid or incurred by him in the settlement thereof;

         (ii) the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal, administrative or other (including arbitration and appeals), actual or threatened; and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

                  (b) No indemnification shall be provided hereunder to a Trustee or officer:

                           (i) against any liability to the Trust, a Series thereof, or the Shareholders by reason of a final adjudication by a court or other body before which a proceeding was brought that he engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

                           (ii) with  respect to any matter as to which he shall
                  have been finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the trust;

                           (iii)in the event of a settlement or other disposition not involving a final adjudication as provided in paragraph (b)(i) or (b)(ii) resulting in a payment by a Trustee or officer, unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office:

                                    (A)     by the court or other body approving
                           the settlement or other disposition; or

                                    (B) based upon a review of readily available
                           facts (as opposed to a full trial-type inquiry_ by (1) vote of a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or (2) written opinion of independent legal counsel.

                  (c) The  rights  of  indemnification  herein  provided  may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Trustee or officer may now or hereafter be entitled, shall continue as to a person who has ceased to be such Trustee or officer and shall inure to the benefit of the heirs, executors, administrators and assigns of such a person. Nothing contained herein shall affect any rights to indemnification to which personnel of the trust other than Trustees and officers may be entitled by contract or otherwise under law.

                  (d) Expenses of preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in paragraph (a) of this Section 5.3 may be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this
         Section 5.3 provided that either:

                           (i) such  undertaking  is secured by a surety bond or
                  some other appropriate security provided by the recipient, or the Trust shall be insured against losses arising out of any such advances; or

                           (ii) a majority of the Disinterested  Trustees acting
                  on the matter (provided that a majority of the Disinterested Trustees act on the matter) or an independent legal counsel in a written opinion shall determine, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

                           As  used  in  this  Section  5.3,  a   "Disinterested
                  Trustee" is one who is not (i) an "Interested Person" of the Trust (including anyone who has been exempted from being an "Interested Person" by any rule, regulation or order of the Commission), or (ii) involved in the claim, action, suit or proceeding.

         5.4. No Bond Required of Trustees. No Trustee shall, as such, be obligated to give any bond or security or other security for the performance of any of his duties hereunder.

         5.5. No Duty of Investigation; Notice in Trust Instruments, etc. No purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, undertaking, instrument, certificate, Share, other security of the Trust or any Series, and every other act or thing whatsoever executed in connection with the Trust or any Series shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration of Trust or in their capacity as officer, employees or agents of the Trust. Every written obligation, contract, undertaking, instrument, certificate, Share, other security of the Trust or any Series made or issued by the Trustees or by any officers, employees or agents of the Trust, in their capacity as such may contain an appropriate recital to the effect that the Shareholders, Trustees, officers, employees and agents of the Trust shall not personally be bound by or liable thereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder, and appropriate references shall be made therein to the Declaration of Trust, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to impose personal liability on any of the Trustees, Shareholders, officers, employees or agents of the Trust. The Trustees may maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

         5.6. Reliance on Experts, etc. Each Trustee and officer or employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by any advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

                                   ARTICLE VI

                          Shares of Beneficial Interest

         6.1. Beneficial Interest. The interest of the beneficiaries hereunder shall be divided into transferable Shares of beneficial interest. The number of such Shares of beneficial interest authorized hereunder is unlimited. All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and nonassessable.

         6.2. Series Designation. The Trustees, in their discretion from time to time, may authorize the division of Shares into two or more Series, each Series relating to a separate portfolio of investments (each such portfolio being referred to herein as a "Fund"). The different Series shall be established and designated and the variations in the relative rights and preferences as between the different Series shall be fixed and determined, by the Trustees; provided, that all Shares shall be identical except that there may be variations between different Series as to purchase price, determination of net asset value, the price, terms and manner of redemption, special and relative rights as to dividends and on liquidation, conversion rights, and conditions under which the several Series shall have separate voting rights. All referenced to Shares in this Declaration shall be deemed to be Shares of any or all Series as the context may require.

         6.2.1 Initial Series. Initially, the Trust shall be divided into the following four Series:

         (a) INVESCO Institutional Equity Series. Substantially all of the INVESCO Institutional Equity Series (the "Equity Fund") will be invested in common stocks and, to a lesser extent, securities convertible into common stocks. Such securities will, generally, be issued by companies which are listed on a national securities exchange such as the New York Stock Exchange and which usually pay regular dividends. During normal market conditions, at least 65% of the Equity Fund's investments will consist of equity securities. Subject to its

Fundamental Policies, the investment standards of the Equity Fund will be determined by the Trustees or any investment adviser to the Equity Fund appointed and given such authority by the Trustees pursuant to the provisions of
Article IV hereof.

         (b) INVESCO Institutional International Series. The INVESCO Institutional International Series (the "International Fund") will have under normal circumstances at least 65% of the value of its assets invested in foreign securities. The term "foreign securities" refers to securities of issuers, wherever organized, which in the judgment of the Trustees or any investment adviser to the International Fund appointed by the Trustees, have their principal business activities outside of the United States. Subject to its Fundamental Policies, the International Fund's investment standards will be determined, and all investments of the International Fund will be at the sole discretion of the Trustees or any investment adviser to the International Fund appointed and given such authority by the Trustees pursuant to the provisions of
Article IV hereof. Accordingly, the International Fund from time to time may be invested in domestic securities.

         (c) INVESCO Institutional Flex Fund. The INVESCO Institutional Flex Fund (the "Flex Fund") will invest in a combination of equity securities, similar to those which would be acquired by the Equity Fund and fixed and variable income securities, similar to those which would be acquired by the INVESCO Institutional Income Fund (described below). Subject to its Fundamental Policies, the Flex Fund's investment standards will be established and all investments of the Flex Fund will be made at the discretion of the Trustees or any investment adviser to the Flex Fund appointed and given such authority by the Trustees pursuant to the provisions of Article IV hereof.

         (d) INVESCO Institutional Income Fund. The INVESCO Institutional Income Fund (the "Income Fund") will invest primarily in fixed and variable income corporate obligations. The Income Fund will invest only in those corporate obligations which in the opinion of the Trustees, or the opinion of any investment adviser to the Income Fund appointed by the Trustees, have the investment characteristics described by Moody's in rating corporate obligations within its four highest ratings of Aaa, Aa, A and Baa and by Standard & Poor's in rating corporate obligations within its four highest ratings of AAA, AA, A and BBB. Investments in government obligations will include direct obligations of the U.S. government, such as U.S. Treasury bills, notes and bonds, and notes, bonds and other obligations of U.S. government authorities, agencies and instrumentalities, such as the Federal National Mortgage Association, Federal Home Loan Bank, Federal Financing Bank and Federal Farm Credit Bank. The Trust does not require that the Income Fund's investments in corporate obligations actually be rated by Moody's or Standard & Poor's, and it may acquire obligations which have been rated lower than Baa by Moody's or lower than BBB by Standard & Poor's if in the opinion of the Trustees or any investment adviser to the Income fund appointed by the trustees, such obligations are of a quality at least equal to a rating of Baa by Moody's or BBB by Standard & Poor's. Notwithstanding anything to the contrary herein, the Income Fund may be otherwise invested if in the discretion of the Trustees or any investment adviser to the Income Fund appointed by the Trustees, such other investments are prudent because of market conditions and other factors which the Trustees or such investment adviser deem to be significant.

         6.2.2 Series Operation. The following provisions shall be applicable to each Series provided for herein and any additional Series that is added to the Trust, as determined by the Trustees, from time to time:

         (a) The number of Shares of each Series that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired from any Series into one or more Series that may be established and designated from time to time. The Trustees may hold as treasury Shares (of the same or some other Series), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any Series reacquired by the Trust at their discretion from time to time.

         (b) The power of the Trustees to invest and reinvest the Trust Property of each Series that may be established shall be governed by Section 3.2 of this Declaration.

         (c) All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funs or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series, the Trustees shall allocate them among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

         (d) The assets belonging to each particular Series shall be charged with the liabilities of the Trust in respect of that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all Series for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Shareholders. The assets of a particular Series of the Trust shall, under no circumstances, be charged with liabilities attributable to any other Series of the Trust. All persons extending credit to, or contracting with or having any claim against a particular Series of the Trust shall look only to the assets of that particular Series for payment of such credit, contract or claim. No Shareholder or former Shareholder of any Series shall have any claim on or right to any assets allocated or belonging to any other Series.

         (e) Each Share of a Series of the Trust shall represent a beneficial interest in the net assets of such Series. Each holder of Shares of a Series shall be entitled to receive his pro rata share of distributions of income and capital gains made with respect to such Series. Upon redemption of his Shares or indemnification for liabilities incurred by reason of his being or having been a Shareholder of a Series, such shareholder shall be paid solely out of the funds and property of such Series of the Trust. Upon liquidation or termination of a Series of the Trust, Shareholders of such Series shall be entitled to receive a pro rata share of the net assets of such Series. A Shareholder of a particular Series of the Trust shall not be entitled to participate in a derivative or class action on behalf of any other Series or the Shareholders of any other Series of the Trust.

         (f) The Power of the Trustees to pay dividends and make distributions with respect to any one or more Series shall be governed by Article X of this Trust. Dividends and distributions on Shares of a particular Series may be paid with such frequency as the Trustees may determine, which may be daily or otherwise, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine from time to time, to the holders of Shares of that Series, from such of the income and capital gains, accrued or realized, from the assets belonging to that Series, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that Series. All dividends and distributions on Shares of a particular Series shall be distributed pro rata to the holders of that Series in proportion to the number of Shares of that Series held by such holders at the date and time of record established for the payment of such dividends or distributions.

         (g) Notwithstanding any other provision hereof, on any matter submitted to a vote of Shareholders of the Trust, Shareholders of each Series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to any Series as provided in, Rule 18f-2, as from time to time in effect, under the 1940 Act, or any successor rule. The establishment and designation of any Series of Shares other than those herein designated shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth the establishment and designation of such Series. Such instrument shall also set forth any rights and preferences of such Series which are in addition to the rights and preferences of Shares set forth in this Declaration. At any time that there are no Shares outstanding of any particular Series previously established and designated, the Trustees may be an instrument executed by a majority of their number abolish that Series and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration.

         6.3. Rights of Shareholders. Every Shareholder, by virtue of having become a Shareholder, shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares with respect to a particular Series, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights in this Declaration specifically set forth. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights (except for rights of appraisal specified in Section 12.4).

         6.4. Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the trustees, partners or members of a joint stock association.

         6.5. Issuance of Shares. The Trustees in their discretion may from time to time, without vote of the Shareholders, issue Shares with respect to any

Series that may have been established pursuant to Section 6.2, 6.2.1, or 6.2.2 in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times (including, without limitation, each business day in accordance with the maintenance of a net asset value per share as set forth in Section 9.1 hereof), and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares. The Trustees may from time to time divide or combine the Shares of any Series into a greater or lesser number without thereby changing the proportionate beneficial interest in such Series of the Trust. Reductions in the number of outstanding Shares may be made pursuant to the net asset value per share formula set forth in Section 9.2. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole shares and/or fractions of a Share or multiples thereof.

         6.6. Register of Shares. A register shall be kept by the Trust or any transfer agent duly appointed by the Trustees under the direction of the Trustees which shall contain the names and addresses of the Shareholders and the number of Shares (with respect to each Series that may have been established) held by them respectively and a record of all transfers thereof. Separate registers shall be established and maintained for each Series of the Trust. Each such register shall be conclusive as to who are the holders of the Shares of the applicable Series and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein provided, until he has given his address to a transfer agent or such other officer or agent of the Trustees as shall keep the register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate rules and regulations as to their use.

         6.7. Transfer Agent and Registrar. The Trustees shall have power to employ a transfer agent or transfer agents, and a registrar or registrars, with respect to the Shares of the various Series. The transfer agent or transfer agents may keep on the applicable register and record therein the original issues and transfers, if any, of the said Shares of the applicable Series. Any such transfer agent and registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, except as modified by the Trustees.

         6.8. Transfer of Shares. Shares shall be transferable on the records of the trust only by the record holder thereof or by his agent thereto duly authorized in writing, upon delivery to the Trustees or a transfer agent of the Trust of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the applicable register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

         Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or a transfer agent of the Trust, but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

         6.9. Notices. Any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the applicable register of the Trust. Annual reports and proxy statements need not be sent to a Shareholder if (i) an annual report and a proxy statement for two consecutive annual meetings or (ii) all, and at least two, checks (if sent by first class mail) in payment of dividends on interest or shares during a twelve (12) month period have been mailed to such Shareholder's address and have been returned undelivered. However, delivery of such annual reports and proxy statements shall resume once the Shareholder's current address is determined.

                                   ARTICLE VII

                                   Custodians

         7.1. Appointment and Duties. The Trustees shall at all times employ a custodian or custodians, meeting the qualifications for custodians for portfolio securities of investment companies contained in the 1940 Act, as custodian with respect to each Series of the Trust. It is contemplated that separate custodians may be employed for the different Series of the Trust. Any custodian, acting with respect to one or more Series, shall have authority as agent of the Trust or the Series with respect to which it is acting, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the ByLaws of the trust and the 1940 Act:

                  (1) to hold the securities owned by the Trust or the Series and deliver the same upon written order;

                  (2) to receive and receipt for any moneys due to the Trust or the Series and deposit the same in its own banking department (if a bank) or elsewhere as the Trustees may direct;

                  (3)      to disburse such funds upon orders or vouchers;

                  (4) if authorized by the Trustees, to keep the books and accounts of the Trust or the series and furnish clerical and accounting services; and

                  (5) if authorized to do so by the Trustees, to compute the net income and net aset value of the Trust or the Series,

all upon such basis of compensation as may be agreed upon between the Trustees and the custodian. If so directed by a Majority Shareholder Vote of the Series with respect to which the custodian is acting, the custodian shall deliver and pay over all property of such Series held by it as specified in such vote.

         The Trustees may also authorize each custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall meet the qualifications for custodians contained in the 1940 Act.

         7.2. Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct or permit the custodian to deposit all or any part of the securities owned by the Trust or the Series in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, as amended, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

                                  ARTICLE VIII

                                   Redemption

         8.1. Redemptions. All outstanding Shares of any Series of the Trust may be redeemed at the option of the holders thereof, upon and subject to the terms and conditions provided in this Article VIII. The Trust shall, upon application of any Shareholder or pursuant to authorization from any Shareholder of a particular Series, redeem from such Shareholder outstanding Shares of such Series for an amount per share determined by the application of a formula adopted for such purpose by the Trustees with respect to such Series (which formula shall be consistent with the 1940 Act); provided that (a) such amount per Share shall not exceed the cash equivalent of the proportionate interest of such Share in the assets of the Series of the Trust at the time of the redmepiton and (b) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting such redemption, at such rates as the Trustees may establish, as and to the extent permitted under the 1940 Act, and may, at any time and from time to time, pursuant to such Act, suspend such right of redemption. The procedures for effecting redemption shall be as set forth in the Prospectus with respect to the applicable Series from time to time.

         8.2. Redemption of Shares; Disclosure of Holding. If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares or other securities of the Trust has or may become concentrated in any Person to an extent which would disqualify the Trust as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power to redeem from any such Person a number, or principal amount, of Shares or other securities of the Trust sufficient, in the opinion of the Trustees, to maintain or bring the direct or indirect ownership fo Shares or other securities of the Trust into conformity with the requirements for such qualification and (ii) to refuse to transfer or issue Shares or other securities of the Trust to any Person whose acquisition of the Shares or other securities of the Trust in question would in the opinion of the Trustees result in such disqualification. The redemption shall be effected at a redemption price determined in accordance with Section 8.1.

         The holders of Shares of other securities of the Trust shall upon demand disclose to the trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code, or to comply with the requirements of applicable securities laws, any other authority, or any other applicable state or federal laws, rules or regulations.

         8.3. Redemptions of Accounts of Less than $10,000. Due to the relatively high cost of maintaining investment accounts of less than $10,000, the Trustees shall have the power to redeem shares held in any account at a redemption price determined in accordance with Section 8.1 if at any time the total investment in such account does not have a value of at least $10,000;

provided, however, that the Trustees may not exercise such power with respect to Shares of any Series if the Prospectus of such Series does not describe such power. In the event the Trustees determine to exercise their power to redeem Shares provided in this Section 8.3, shareholders shall be notified that the value of their account is less than $10,000 and allowed 60 days to make an additional investment before redemption is processed.

                                   ARTICLE IX

                        Determination of Net Asset Value

         9.1. Net Asset Value. The net asst value of each Share of each Series shall be computed on such days, in such manner and at such time or times as shall be determined by the Trustees from time to time, in accordance with the 1940 Act, with regard to each Series. Each day on which the net asset value of each Share of each Series is computed is referred to as a "Valuation Date." The net asset value per Share of each Series shall be determined by dividing the net asset value of such Series as of such time by the number of Shares then outstanding in such Series.

         9.2. Calculation of Net Asset Value. The net asset value of each Series of the trust shall be an amount which reflects calculations made in good faith by or under the direction of the Trustees in accordance with Section 2(a)(41) of the 1940 Act and applicable rules and regulations thereunder, and except to the extent that they are in conflict with the above, in accordance with the following provisions on each Valuation Date:

                  (a) A security which is reported on the NYSE Composite Transactions list shall be valued at the last sales price reported for such security on that list for such Valuation Date.

                  (b) A security not reported on the NYSE Composite Transactions list but which is listed or admitted to trading on a natinoal stock exchange shall be valued at the last sales price on the exchagne on which the security is principally traded if sales are reported for the Valuation Date. If such a security is listed on two or more national stock exchanges, one of which is either the New York Stock Exchange or the American Stock Exchange, the prices or quotations on the New York or the American Stock Exchange, whichever is applicable, shall be used. If no sales are reported for such Valuation Date, the security shall be valued at the mean between the most recent bid price and asked price available on the applicable exchange for such security on such Valuation Date.

                  (c) A security which is not listed on a national stock exchange but which is traded in the over-the-counter market shall be valued at the mean between the most recent bid and asked prices on the valuation Date (or on the next preceding date for which such prices are available if not available for the Valuation Date), but a security for which a valuation is obtained from the NASDAQ national market quotation system for securities (which may include subsystems for particular types of securities with unique trading characteristics) shall be valued at the last sales price indicated by said system on the Valuation Date (or on the next preceding date for which such prices are available if not available for the Valuation Date.)

                  (d) Every other asset of each Series of the Trust shall be valued in good faith by or under the direction of the Trustees, determined either by reference (i) to values supplied by a generally accepted pricing or quotation service or by taking into consideration quotations furnished by one or more reputable sources, such as pricing or quotation services, securities dealers, brokers or investment bankers, or (ii) to values of comparable property, appraisals or such other information or circumstances as the Trustees shall consider relevant, unless otherwise required by law or this Declaration.

                  (e) An investment purchased and awaiting payment against delivery shall be included for valuation purposes as a security held, and an account payable shall be set up to reflect the purchase price, including brokers' commissions and other expenses incurred in the purchase thereof but not disbursed as of the Valuation Date.

                  (f) An investment sold but not delivered pending receipt of proceeds shall not be included for valuation purposes as a security sold, and an account receivable shall be set up to reflect the net sales price.

                  (g) Brokers' commissions, taxes and other expenses which may be incurred in connection with the future purchase or sale of portfolio securities as a result of investments or redemptions of Shares of a Series occurring as of the Valuation Date shall not be considered in valuing the assets of such Series as of such Valuation Date.

                  (h) Uninvested cash shall be valued at its face amount.

                  (i) The value of any dividends, including stock dividends, or rights which may have been declared on securities in the portfolio but not received by a Series as of the Valuation Date shall be included as an asset of such Series if the security upon which such dividends or rights were declared is included and is valued ex-dividend or ex-rights.

                  (j) Interest accrued on any interest-bearing security in the portfolio shall be included as an asset of the appropriate Series of the Trust if such accrued interest is not otherwise included in the valuation of the underlying security. Other accrued income shall also be included to the date of calculation.

                  (k) All reserves, liabilities, expenses, taxes and other charges due or accrued which in the discretion of the Trustees are reasonably and properly chargeable to any Series of the Trust up to the date of calculation shall be deducted. An estimate of the fees chargeable by any investment adviser, custodian, distributor or others for their services as accrued to date shall be included as expenses.

                  (l) Each redemption of Shares of a Series shall be reflected no later than in the calculation of net asset value as of the first Valuation Date following the Valuation Date as of which such redemption takes place, but no such redemption taking place as of the Valuation Date shall be taken into consideration in the calculation of the net asset value per share for such Valuation Date.

                                    ARTICLE X

                           Dividends and Distributions

         10.1. Dividends. The Trustees may from time to time declare and pay dividends with the amount, source and payment thereof to be within the discretion of the Trustees.

         10.2. Distributions. It shall be the policy of the Trustees to distribute each year substantially all of the net income (including the excess, if any, of the net short-term capital gain over net long-term capital loss) of each Series of the Trust.

         10.3. Distributions of Investment Income. Distributions from net investment income, if any, shall be made ratably among the Shareholders of any Series at least quarterly. The record date and date of payment shall be designated by the Trustees. If required by the law, all such distributions shall be accompanies by a written statement which adequately discloses the source or sources of such distribution.

         10.4. Distributions of Capital Gain. Distributions of net long-term or short-term capital gains realized from the sale of securities of any Series in the Trust shall be made to Shareholders of such Series, ratably on their Shares, on an annual basis; provided that the Trust shall not distribute long-term capital gains more than once every twelve months, except as may be permitted by the 1940 Act.

         10.5. Discretionary Distributions. The Trustees shall have the power, in their absolute discretion, to distribute for any year as ordinary dividends and as capital gains distributions, amounts sufficient to enable each Series of the Trust to qualify as a "regulated investment company" under the Internal Revenue Code and to avoid any liability for each Series for federal income tax in respect of that year.

                                   ARTICLE XI

                                  Shareholders

         11.1. Voting Powers. The Shareholders shall have power to vote (i) for the removal of Trustees as provided in Section 2.3, (ii) with respect to any advisory or management contract as provided in Section 4.1, (iii) with respect to the amendment of this Declaration as provided in Section 12.3, and (iv) with respect to such additional matters relating to the Trust as may be required or authorized by the 1940 Act, the laws of the Commonwealth of Massachusetts or other applicable law or by this Declaration or by the By-Laws of the Trust. Any matter affecting a particular Series in any manner different from any other

Series, including without limitation matters affecting the advisory or management arrangements or investment policies or restrictions of a Series shall not be deemed to have been effectively acted upon unless approved by the required vote of the Shareholders of such Series. Notwithstanding the foregoing, to the extent permitted by the 1940 Act, each Series shall not be required to vote separately on the selection of independent public accountants, the election of Trustees and any submission with respect to a contract with a principal underwriter or distributor.

         11.2. Meetings of Shareholders. Special meetings of the Shareholders may be called at any time by a majority of the Trustees and shall be called by any Trustee upon written request of Shareholders of any Series holding in the aggregate not less than 10% of the outstanding Shares of such Series having voting rights, such request specifying the purpose or purposes for which such meeting is to be called. Any such meeting shall be held within or without the Commonwealth of Massachusetts on such day and at such time as the Trustees shall designate. The holders of a majority of outstanding Shares of each Series present in person or by proxy shall constitute a quorum for the transaction of any business, except as may otherwise be required by the 1940 Act, or other applicable law or by this Declaration or the By-Laws of the Trust. If a quorum is present at a meeting of a particular Series, the affirmative vote of a majority of the Shares of such Series represented at the meeting constitutes the action of the Shareholders holding Shares of such Series, unless the 1940 Act, or other applicable law, this Declaration or the By-Laws of the Trust requires a greater number of affirmative votes.

         11.3. Notice of Meetings. Notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder at his registered address, mailed at least 10 days and not more than 60 days before the meeting. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice. Notice of any meeting of Shareholders shall not be required to be given to any Shareholder who, in person or by proxy either before or after such meeting, shall waive such notice. Attendance of a Shareholder at a meeting, either in person or by proxy, shall of itself constitute waiver of notice and waiver of any and all objections to the place of the meeting, the time of the meeting, and the manner in which it has been called or convened, except when a Shareholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the transaction of business.

         11.4. Record Date for Meetings. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days, as the Trustees may determine, or without closing the transfer books the Trustees may fix a date not more than 60 days prior to the date of any meeting of Shareholders or other action as a record date for the determination of the Persons to be treated as Shareholders of record for such purposes, except for dividend payments which shall be governed by Article X hereof.

         11.5. Proxies, etc. At a meeting of Shareholders, any holder of Shares entitled to vote may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the offices of the Trust. Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and fractional Shares shall be entitled to a vote of such fraction. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, no vote shall be counted in respect of their Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person with regard to such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

         11.6. Reports. The trustees shall cause to be prepared with respect to each Series at least annually a report of operations containing a balance sheet and statement of income and undistributed income of the applicable Series of the Trust prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. It is contemplated that separate reports may be prepared for the various Series. Copies of such reports shall be mailed to all Shareholders of record of the applicable Series within the time required by the 1940 Act.

         The Trustees shall, in addition, furnish to the Shareholders such interim reports as may be required to be furnished to Shareholders by the 1940 Act.

         11.7. Inspection of Records. The records of the trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.

         11.8. Shareholder Action by Written Consent. Any action which may be taken by Shareholders may be taken without a meeting if a majority of Shareholders of each Series entitled to vote on the matter (or such larger proportion thereof as shall e required by any express provision of this Declaration) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

                                   ARTICLE XII

                         Duration; Termination of Trust
                            Amendment; Mergers, Etc.

         12.1. Duration. The trust shall continue without limitation of time but subject to the provisions of Section 12.2 hereof.

         12.2. Termination.


                  (a) The Trust may be terminated by the affirmative vote of the holders of not less than two-thirds of the Shares of each Series of the Trust at any meeting of Shareholders or by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to be the holders of not less than two-thirds of such Shares of each Series. Any Series may be so terminated by vote or written consent of not less than two-thirds of the Shares of such Series. Upon the termination of the Trust or any Series,

                  (i) Neither the Trust nor any terminated Series within the Trust shall carry on any business except for the purpose of winding up its affairs.

                  (ii) The Trustees shall proceed to wind up the affairs of the Trust or such terminated Series and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust or such Series shall have been wound up, including the power to fulfill or discharge the contracts of the Trust or such Series, collet its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Trust Property shall require approval of the principal terms of the transaction and the nature and amount of the consideration by vote or consent of the holders of a majority of the Shares entitled to vote.

                  (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property of any terminated Series, in cash or in kind or partly each, among the Shareholders of such Series according to their respective rights.

                  (b) After termination of the Trust or any Series and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination. Upon termination of the Trust, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease. Upon termination of any Series, the Trustees shall thereunder by discharged from all further liabilities and duties with respect to such Series, and the rights and interest of all Shareholders of such Series shall thereupon cease.

         12.3. Amendment Procedure.

                  (a) This Declaration may be amended by the affirmative vote of the holders of not less than a majority of the Shares at any meeting of Shareholders or by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of not less than a majority of the Shares of the Trust. The Shareholders of each Series shall have the right to vote separately on amendments to this Declaration to the extent provided by Section 11.1. The Trustees may also amend this Declaration without the vote or consent of Shareholders pursuant to Sections 1.1 and 6.2.2(g) or if they deem it necessary to conform this Declaration to the requirements of applicable federal or state laws or regulations or the requirements of the regulated investment company provisions of the Internal Revenue Code, but the Trustees shall not be liable for failing to do so. Amendments shall be effective upon the taking of action as provided in this Section 12.3(a).

                  (b) No amendment may be made under Section 12.3(a) above which would change any rights with respect to any Shares of the Trust by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or consent of the holders of two-thirds of the Shares of each Series. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.

                  (c) A certification in recordable form signed by a majority of the Trustees setting froth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid or a copy of the Declaration, as amended, in recordable form, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

         Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of Shares of the Trust shall have become effective, this Declaration of Trust may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

         12.4. Merger, Consolidation and Sale of Assets. The Trust may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property, including its good will, upon such terms and conditions and for such consideration when and as authorized at any meeting of Shareholders called for that purpose by the affirmative vote of the holders of not less than two-thirds of the Shares of each Series, or by an instrument or instruments in writing without a meeting, consented to by the holders of not less than two-thirds of such Shares of each Series. Any Series may so merge, consolidate or effect a sale or exchange of assets by the vote or written consent of not less than two-thirds of the Shares of such Series.

         12.5 Incorporation. With the approval of the holders of a majority of the Shares, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all of the Trust Property or to carry on any business in which the trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Property to any such corporation, trust, association or organization in exchange for the securities thereof or otherwise, and to lend money to, subscribe for the securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization, or any corporation, partnership, trust, association or organization in which the Trust holds or is about to acquire securities or any other interest. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property to such organizations or entities.

                                  ARTICLE XIII

                                  Miscellaneous

         13.1. Filing. This Declaration and any amendment hereto shall be filed in the office of the Secretary of the Commonwealth of Massachusetts and in such other places as may be required under the laws of Massachusetts and may also be filed or recorded in such other placed as the Trustees deem appropriate. Each amendment so filed shall be accompanies by certificate signed and acknowledged by a Trustee stating that such action was duly taken in a manner provided herein. A restated Declaration, containing the original Declaration and all amendments theretofore or therein made, may be executed from time to time by a majority of the Trustees and shall, upon filing with the Secretary of the Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

         13.2. Resident Agent. The Trust shall maintain a resident agent in the Commonwealth of Massachusetts, which agent shall initially be CT Corporation System, 2 Oliver Street, Boston, Massachusetts 02109. The Trustees may designate a successor resident agent, provide, however, that such appointment shall not become effective until written notice thereof is delivered to the office of the Secretary of the Commonwealth.

         13.3. Governing Law. This Declaration is executed by the Trustees and delivered in the Commonwealth of Massachusetts and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said State.

         13.4. Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

         13.5. Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or
Shareholders, (b) the name of the Trust or any Series thereof, (c) the establishment of any Series, (d) the due authorization of the execution of any instrument or writing, (e) the results of any vote taken at a meeting of Trustees or Shareholders, (f) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (g) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (h) the existence of any fact or facts which in any manner relate to the affairs of the Trust or any Series, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

         13.6. Provisions in Conflict With Law or Regulations.

                  (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 At, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provide, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

                  (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

         13.7. Provisions in Conflict with By-Laws. In the event that any provisions of this Declaration are contrary to or inconsistent with any provisions of the By-laws of the Trust, from time to time, the provisions contained in this Declaration shall control.

         IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

                                               /s/ Charles W. Brady
                                               ---------------------------------
                                               Charles W. Brady, as Trustee and
                                               not individually


                                               /s/ John B. Rofrano
                                               ---------------------------------
                                               John B. Rofrano, as Trustee and
                                               not individually



                                               /s/ Victor L. Andrews
                                               ---------------------------------
                                               Victor L. Andrews, as Trustee and
                                               not individually



                                               /s/ Edward S. Croft
                                               ---------------------------------
                                               Edward S. Croft, Jr., as Trustee
                                               and not individually



                                               /s/ Ernest B. Davis
                                               ---------------------------------
                                               Ernest B. Davis, as Trustee and
                                               not individually

                        THE COMMONWEALTH OF MASSACHUSETTS


County of Suffolk                                                   July 9, 1987


         Then personally appeared before the above-named John B. Rofrano, Trustee of INVESCO Institutional Series Trust, and acknowledged the foregoing instrument to be his free act and deed.

                                               Before me,

                                               /s/ Sheldon A. Jones
                                               ---------------------------------
                                               Notary Public

My commission expires: January 21, 1994











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